Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated January 15, 2004, included in Rubicon Medical Corporation's Form 10-KSB for the fiscal year ended December 31, 2003 and to all references to our Firm included in this registration statement on Form S-8.



                                                         /s/ Tanner + Co.



Salt Lake City, Utah
June 10, 2004